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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 2003, with respect to the financial statements of Semiconductor Technologies & Instruments, Inc. as of December 31, 2001 and 2002, included in this Registration Statement on Form S-3 dated August 20, 2003 of August Technology Corporation for the registration of 3,884,988 shares of its common stock.

/s/ Ernst & Young Certified Public Accountants

Singapore
August 20, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS